Exhibit 10.2
LOAN SALE AGREEMENT
THIS LOAN SALE AGREEMENT (this “Agreement”), dated as of January  10, 2018  (the “Execution Date”), is between UPS Capital Business Credit (the “Seller”) whose address is 425 Day Hill Road, Windsor, CT 06095 and Food Funding, LLC (the “Purchaser”) whose address is 28411 Race Track Road, Bonita Springs, FL, 34135, or its nominee.
Background Information
Seller desires to sell, assign and transfer Assigned Interests (as hereinafter defined) and Purchaser desires to purchase, assume and acquire the Assigned Interests pursuant to the terms and conditions of this Agreement (the “Loan Sale”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:
Section 1:  Definitions and Interpretation
1.01. Definitions.  The following terms shall have the following meanings:
“Assigned Interests” means (a) all of the Seller’s rights and obligations in its capacity as the lender under the Loan Related Documents, including, without limitation, the Loan Facility and any other obligations arising under the Note and the other Loan Related Documents (but excluding the Excluded Documents) (b) all collateral, direct and indirect, securing the obligations arising under the Note and the other Loan Related Documents (collectively, the “Loan Collateral”), (c) all insurance certificates, endorsements, and policies and rights, powers, and privileges relating thereto in connection with the Note and the other Loan Related Documents and (d) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Seller (in its capacity as the lender) against any Person, whether known or unknown, arising under or in connection with the Note and the other Loan Related Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above.
“Borrower” means iGourmet LLC.
“Closing” has the meaning set forth for such term in Section 3.02.
“Closing Date” has the meaning set forth for such term in Section 3.02.
“Excluded Documents” means (a) all of the Seller’s credit write-ups, approvals, valuations, asset appraisals, proposal letters, commitment letters and other memoranda, underwriting and analysis or other internally generated work product relating to the Seller’s credit review and analysis of and credit decisions with respect to the Borrower, the Guarantors and/or the Loan Collateral or any other assets of the Borrower and the Guarantors, (b) all appraisals, financial audits, environmental investigations or studies (unless the professional preparing such investigation or study consents to the dissemination of on terms and conditions acceptable to it and Seller), and internal underwriting analyses in connection with the Assigned Interests, (c) written communications (whether electronic or hard copy) from any Borrower or the Guarantors to the Seller relating to the Borrower’s and/or the Guarantors’ businesses, including without limitation, their financial condition, prospects, opportunities and/or business plans, (d) attorney (in-house and outside counsel) correspondence and work product, (e) the fourth mortgage on real estate located at 15 Orchard Lane, Dallas, Pa which mortgage shall be released by Seller after the Closing has occurred, (f) a collateral assignment of a life insurance policy on the life of Spencer C. Chesman in the amount of $1,675,000.00 which is held by Seller and which will be released after the Closing has occurred, and (g) the U.S. Small Business Administration Authorization dated July 22, 2008 for Loan # 33456660-07 which shall be cancelled at the time of the Closing.

“Guarantors” means collectively Spencer C. Chesman and Jessica Jones-Chesman, adult individuals, together with their heirs, administrators, executors, executrixes, and legal representatives.
“Note” means that certain U.S. Small Business Administration Note for SBA loan no. GP-33456660-07 dated July 31, 2008, as amended, modified, extended, renewed or supplemented.
“Loan Collateral” has the meaning set forth for such term in the definition of “Assigned Interests”.
“Loan Facility” means all loans, advances and extensions of credit made by Seller to Borrower pursuant to the Note and Loan Related Documents, all as amended, modified, extended, renewed or supplemented.
“Loan Related Documents” means the documents, instruments and agreements listed on the attached hereto as Exhibit A, all dated July 31, 2008, unless otherwise set forth thereon.
“Parties” means the Purchaser and the Seller.
“Person” means any legal person or entity, including, among others, any natural person, corporation, trust, partnership (limited or general), limited liability company, joint venture, association, Governmental Authority or any other person or entity together with any combination of any one or more of the foregoing.
“Purchase Price” means One Million One Hundred Eighty Three Thousand Four Hundred Fifty One and 00/100  Dollars ($1,183,451.00) plus any and all additional interest accruing on a daily basis from January 5, 2018 through the Closing Date.
“Transfer Documents” means, collectively, this Agreement, together with the form of Allonge to the Note, release from the Borrower and the Guarantors in favor of the Seller with respect to the Loan Facility, and any other assignment documents needed, all substantially in the form attached hereto as Exhibit B.
1.02. Interpretation.  Unless the context otherwise specifies or requires capitalized terms used in this Agreement that are not defined herein shall have the meanings ascribed to them in the Note and/or Loan Related Documents.  Any term defined by reference to another document shall continue to have the meaning ascribed thereto whether or not such other document remains in effect.  A reference to the singular shall include the plural and vice versa, and a reference to any gender shall include all genders.
Section 2:  Closing.
2.01. Closing.  The closing of the Loan Sale (the “Closing”) shall occur on the date (the “Closing Date”) that each of the conditions set forth in Section 7 have been satisfied but in no event later than January 12, 2018.
Section 3:  Seller’s Representations and Warranties
The Seller represents and warrants to the Purchaser that:
3.01. Sophistication of Seller.  The Seller is a sophisticated business Person and is selling the Assigned Interests solely as a result of its own business decision.
3.02. Seller Experience.  The Seller has knowledge, skill, and experience in business, financial, and investment matters and is capable of evaluating the sufficiency of the consideration paid by the Purchaser for the Assigned Interests.
3.03. Sole and Exclusive Owner of the Assigned Interests.  The Seller is the true, lawful and sole and exclusive owner and holder of the Assigned Interests.

3.04. Enforceability and Validity of Loan Related Documents.  To the best of Seller’s knowledge, the Loan Related Documents are valid and enforceable under all applicable law.
3.05. Assigned Interests Free and Clear of Liens.  As of the Closing Date, the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim.
3.06. Seller Power and Authority.  The Seller has full power and authority, and has taken all action necessary, to execute and deliver and to perform its obligations under this Agreement and to consummate all the transactions contemplated hereby.  The Seller does not need any approval, authorization or consent by any court to execute and deliver and to perform its obligations under this Agreement and to consummate all the transactions contemplated hereby.
3.07. Broker’s Fees and Commissions.  The Seller has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement or dealt with any Person who is likely to claim such a commission or fee in connection with the transactions contemplated by this Agreement.  Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims for any other broker’s commission, finder’s fee or similar compensation that may be payable to any broker, finder or other person or entity based solely upon such party’s own acts.  The provisions of this Section 3.06 shall survive Closing.
3.08. Due Organization and Valid Existence.  Seller is an entity duly organized, validly existing and in good standing under the laws of the state of its jurisdiction.
3.09. Conflict.  The execution, delivery and performance of this Agreement by Seller does not conflict with the organizational documents of Seller, or with any law, statute or regulation applicable to Seller, or any mortgage, indenture or other contract or agreement to which Seller is a party.
3.10. Complete Agreement.  The Loan Documents evidence and memorialize the full and complete agreement between the Seller, Borrower and Guarantors with respect to the Loan Facility and the obligations evidenced thereby.  The Loan Documents have not been modified or amended except as set forth on Exhibit A.
3.11. Loan Balance.  The outstanding principal balance of the Loan, interest accrual, if any, and a breakdown of all Escrow Amounts currently being held and conveyed by Seller, if any, as of the date hereof is as set forth on Schedule 1 attached hereto.  The proceeds of the Loan have been fully disbursed and there are no requirements for future advances thereunder, except for Escrow Amounts being held by Seller pursuant to the Loan Documents, the obligations with respect to which are being assumed by Purchaser on the Closing Date to the extent such Escrow Amounts are actually received and/or credited to Purchaser at Closing.
3.12. No Bankruptcy.  Seller represents and warrants that no bankruptcy, insolvency, reorganization, liquidation or dissolution proceedings exist with respect to Seller.
3.13. Restatement of Warranties at Closing.  The warranties and representations set forth in this Section 3 shall be deemed remade as of Closing and updated if necessary.  In the event any update to Seller’s warranties and representations discloses a matter or circumstance that is material and adverse to Purchaser and not otherwise permitted herein, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller, and neither party shall have any further rights or obligations hereunder, except for those obligations which expressly survive the termination of this Agreement.
3.14. Disclaimer of Seller.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 3 OF THIS AGREEMENT, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY THE SELLER OR BY ANYONE ACTING ON ITS BEHALF REGARDING THE LOAN FACILITY, THE LOAN RELATED DOCUMENTS OR THE OTHER MATTERS CONTEMPLATED BY THIS AGREEMENT.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 3 OF THIS AGREEMENT, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN OR

WILL BE CREATED BY THE SALE CONTEMPLATED BY THIS AGREEMENT.  WITHOUT IN ANYWAY LIMITING THE GENERALITY OF THE FOREGOING, THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (I) THE COLLECTABILITY OF THE LOAN FACILITY; (II) THE CREDITWORTHINESS OF ANY OBLIGOR FOR THE LOAN; (III) THE VALUE, OR CONDITION OF ANY OF THE LOAN COLLATERAL; (IV) THE FREEDOM OF ANY LOAN COLLATERAL FROM LIENS AND ENCUMBRANCES OF THIRD PARTIES, (V) THE PERFECTION OR PRIORITY OF THE LIENS OF THE SELLER ON ANY LOAN COLLATERAL; (VI) THE GENUINENESS OF ANY SIGNATURES OTHER THAN THOSE OF SELLER; (VII) THE ENVIRONMENTAL CONDITIONS KNOWN OR UNKNOWN OF THE LOAN COLLATERAL; (VIII) THE GENUINENESS OF ANY INFORMATION OR DOCUMENTATION PROVIDED TO OR OBTAINED BY THE SELLER IN CONNECTION WITH THE INSURANCE OF THE LOAN COLLATERAL AND ALL DOCUMENTS, INSTRUMENTS, CERTIFICATES AND AGREEMENTS IN CONNECTION WITH ALL OF THE FOREGOING; AND (IX) THE ENFORCEABILITY OF THE LOAN FACILITY AND THE LOAN RELATED DOCUMENTS.  THE LOAN FACILITY AND THE LOAN RELATED DOCUMENTS BEING SOLD TO THE PURCHASER UNDER THIS AGREEMENT ARE BEING SOLD AND TRANSFERRED “AS IS, WITH ALL FAULTS AND DEFECTS” WITHOUT RECOURSE, REPRESENTATION, WARRANTY OR INDEMNITY, EITHER EXPRESS OR IMPLIED.
Section 4:  Purchaser Representations and Warranties.  The Purchaser represents and warrants to the Seller that:
4.01. Purchaser’s Power and Authority.  The Purchaser has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate all the transactions contemplated hereby.
4.02. Sophistication and Experience of Purchaser.  The Purchaser is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interests and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interests, is experienced in acquiring assets of such type.
4.03. Purchaser’s Review of Loan Related Documents.  The Purchaser has had a full and fair opportunity to review copies of the Note and Loan Related Documents and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interests.  The Purchaser has, independently and without reliance upon the Seller and based on such documents and information as Purchaser has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interests.
4.04. Purchaser’s Access to Information.  The Purchaser has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the business and financial condition of the Borrower and the Guarantors to make an informed decision regarding the Loan Sale.  The Purchaser acknowledges that the Seller has not given it any investment advice or opinion on whether the transactions contemplated by this Agreement are prudent.  Except as otherwise provided herein, the Purchaser has not relied, and will not rely, on the Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition, or business of the Borrower or the Guarantors, or any other matter concerning the Borrower or the Guarantors.
4.05. Broker’s Fees and Commissions.  The Purchaser has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement or dealt with any Person who is likely to claim such a commission or fee in connection with the transactions contemplated by this Agreement.  Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims for any other broker’s commission, finders fee or similar compensation that may be payable to any broker, finder or other person or entity based solely upon such party’s own acts.  The provisions of this Section 4.05 shall survive Closing.
4.06. Restatement of Warranties at Closing.  The warranties and representations set forth in this Section 4 shall be deemed remade as of Closing and updated if necessary.  In the event any update to Buyer’s warranties and representations disclose a matter or circumstance that is material and adverse to Seller and not otherwise permitted herein, Seller shall have the right to terminate this Agreement by giving written notice thereof to Purchaser, and neither party shall have any further rights or obligations hereunder, except for those obligations which expressly survive the termination of this Agreement.
Section 5:  Covenants of the Parties
5.01. Covenants of Seller.  Until such time as Closing has occurred or this Agreement has been terminated by the Purchaser or the Seller:
(a) The Seller shall credit any payments received from Borrower against the Purchase Price and shall deliver to the Purchaser any payments, collections, collateral or other property received after the Closing Date in respect of the Assigned Interests.
(b) Seller shall continue to administer the Loan Facility consistent with it’s current practices.
(c) Seller shall not institute any action against the Borrower or Guarantors without prior written notice to the Purchaser.
(d) Seller shall terminate, effective as of the Closing Date and at Seller’s sole cost and expense, any agreement between Seller and any other party with respect to the servicing of the Loan.  Seller shall, and shall cause any servicer of the Loan for Seller to, cooperate with Buyer, at Seller’s sole cost and expense, with respect to (i) transferring and/or crediting of the Escrow Amounts to Buyer (as elected by Buyer) which credit or transfer, as applicable, must occur contemporaneously with Closing hereunder and (ii) the servicing of the Loan through the Closing Date.
5.02. Covenants of Purchaser.
(a) The Purchaser agrees that (i) it will, independently and without reliance on the Seller, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note and the other Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which, by the terms of the Note and the other Loan Documents, are required to be performed by the lender or holder thereunder.
(b) The Purchaser will cooperate with the Seller to the extent reasonably necessary for the Seller to fulfill its obligations with respect to such informational reporting for the Loan Facility for the period prior to the Closing Date.
5.03. Further Assurances.  The Parties will execute and deliver such further documents, instruments, records, assignments and papers that are reasonably necessary to carry out the intention or facilitate the purpose of this Agreement so long as each Party is given reasonable advance written notice thereof.
Section 6:  Assignment and Assumption of Assigned Interests
In consideration of the Purchaser’s payment of the Purchase Price to the Seller, on the Closing Date, the Seller shall sell, assign, convey and transfer to the Purchaser, and the Purchaser shall purchase, acquire and assume, the Assigned Interests and the Parties shall execute the Transfer Documents, together with an Assignment and Assumption Agreement of the Assigned Interests substantially in the form attached hereto as Exhibit C (the “Assignment Agreement”).  Except as expressly provided for in this Agreement, such sale and assignment is without representation, warranty or indemnity by the Seller and without recourse to the Seller.  The Seller assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Note or any other Loan Related Document, (b) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note, the other Loan Related Documents or any Loan Collateral or other collateral thereunder, (c) the financial condition of the Borrower, the Guarantors or any other Person obligated in respect of the Note or any other Loan Related Document, or (d) the performance or observance (or non-performance or non-

observance) by the Borrower, the Guarantors or any other Person (other than Seller) of any of their respective obligations under the Note or any other Loan Document or the existence or non-existence of a default or Event of Default under the Note or any other Loan Document.
On and after the Closing Date, the Seller hereby authorizes the Purchaser to file such UCC-3 Assignments of Uniform Commercial Code Financing Statements or such other instruments or other documents as the Purchaser deems necessary or reasonably desirable to assign the UCC-1 Financing Statements (as defined on Exhibit A) to the Purchaser.
Section 7:  Effectiveness
The effectiveness of the transactions contemplated by this Agreement are conditioned upon fulfillment of each of the following conditions:
7.01.    The representations and warranties of each Party set forth in this Agreement are accurate.
7.02. The Seller has received the Purchase Price in immediately available funds by wire transfer pursuant to the following wire transfer instructions:
Bank of America
ABA # 026009593
For further credit to: UPS Capital Business Credit
Account #: 3751804662
Ref: iGourmet LLC
Loan No: 4044466-0001

7.03. The Purchaser has provided to the Seller such documentation and other information requested by the Seller that is necessary to satisfy any applicable “know your customer”, anti-money-laundering and similar policies of the Seller.
7.04. The Parties have executed the Assignment Agreement.
7.05. The Seller has delivered to Purchaser all of the originals in its possession and/or control (or in lieu thereof, facsimile or photocopies) of the Loan Related Documents as well as any certificated securities, instruments or other collateral in the possession of the Seller.
7.06. The Purchaser shall cause the Borrower and Guarantors to execute and deliver to Seller a release of Seller in the form attached hereto as Exhibit D.
7.07. The Parties and any other Person, as applicable, shall execute and deliver the Transfer Documents and such other documents, instruments, records and papers as may be reasonably requested by the other Party.
Section 8:  Miscellaneous Provisions
8.01. Mutual Disclaimer Regarding Excluded Information.  Each of the Purchaser and the Seller acknowledge that (i) the other party may have, and later may come into possession of, information regarding the Loan Facility, the Borrower or the Guarantors that is not known to it and that may be material to a decision to enter into the transactions contemplated by this Agreement (“Excluded Information”), (ii) it has determined to enter into this Agreement notwithstanding its lack of knowledge of the Excluded Information, and (iii) the other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against the other party, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party contained herein.

8.02. Fees and Expenses.  Other than the Purchase Price, each Party will bear its own legal fees, costs and expenses in connection with the negotiation, preparation, execution and performance of the transactions contemplated by this Agreement.  All other costs and expenses of the Loan Sale, such as title insurance premiums, transfer taxes or recording fees shall be borne by the parties in accordance with the local custom of the jurisdiction in which the property is located.  The Purchaser shall be responsible for obtaining any and all title insurance and endorsements with respect to the Loan Facility.
8.03. Entire Agreement.  This Agreement constitutes the entire agreement between the Parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either Party hereto, have been expressed herein and therein.  This Agreement supersedes any prior or contemporaneous agreement or understanding between the Parties hereto, oral or written, pertaining to any such matters that agreements or understandings shall be of no further force or effect for any Persons.
8.04. Time of the Essence.  Time is of the essence in the execution and performance of this Agreement and each of its provisions.
8.05. Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties named herein and their respective successors and assigns.
8.06. Third Party Beneficiaries.  Nothing contained in this Agreement shall create a contractual relationship with or any rights in favor of, any third Person.
8.07. Severability.  If any provision of this Agreement shall be held to be illegal, invalid, non-binding or unenforceable, this Agreement shall be construed as if such offending provision was never contained herein.
8.08. Headings.  The headings used in this Agreement are merely for convenience.
8.09. Exhibits.  All Exhibits, Appendices, and Schedules attached hereto are incorporated by reference and made a part of this Agreement.
8.10. Notices.  All notices, consents, approvals, requests, and other communications under this Agreement (each a “Notice”) shall be in writing and shall be deemed to have been validly given or sent when:
(a) delivered by hand, or
(b) sent via overnight delivery by a commercially-recognized overnight delivery service, addressed as follows:
If to Seller, to:                                        UPS Capital Business Credit
425 Day Hill Road
Windsor, CT 06095
Attn: ________________________

With a copy concurrently to:             Ethan W. Smith, Esq.
Starfield & Smith, P.C.
1300 Virginia Drive, Ste. 325
Fort Washington, Pa 19130

If to Purchaser, to:                                Food Funding, LLC
28411 Race Track Road
Bonita Springs, FL 34135
Attn: Sam Klepfish, Manager

With a copy concurrently to:             Jason S. Koslowe, Esq.
Sterns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 W. Flagler St., Ste. 2200
Miami, FL 33130

or to such other Person or address (in each case in the United States of America) as a Party shall have given pursuant to a Notice furnished not less than ten (10) days in advance to the Party seeking or desiring to serve Notice as a place or Person for the service of Notices.  Notices shall be deemed to have been given on the date received in the case of a hand delivered Notice and the next business day after the date sent by overnight delivery, provided that the inability to deliver Notices because of a change of address for which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery thereof.
8.11. Duplicate Originals.  This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.  A signature provided by facsimile shall be deemed to be an original signature of this Agreement.
8.12. Jurisdiction.  WITH RESPECT TO ANY ACTION, SUIT, OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES IRREVOCABLY (A) SUBMIT EXCLUSIVELY TO THE JURISDICTION OF THE FEDERAL COURTS LOCATED IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CONNECTICUT, (B) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, (C) WAIVE ANY CLAIM THAT ANY SUCH ACTION, SUIT, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (D) WAIVE THE RIGHT TO OBJECT THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PARTIES.
8.13. Governing Law and Waiver of Trial by Jury.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT (WITHOUT GIVING EFFECT TO SUCH JURISDICTION’S PRINCIPLES OF CONFLICTS OF LAWS).  TO EXPEDITE RESOLUTION OF ANY ACTIONS, SUITS, OR PROCEEDINGS WHICH ARISE UNDER THIS AGREEMENT, AND IN LIGHT OF THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PARTIES IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH IT MAY BE A PARTY.
8.14. Non-Waiver.  Any Party’s failure to exercise any right or remedy hereunder or to require compliance with any duty, obligation, or responsibility of any Party under this Agreement shall not be a waiver or an estoppel of the right to exercise such right or remedy (unless and to the extent such waiver is expressly set forth in writing and signed by the Parties, and provided that no such waiver shall relate to any act, omission, event, or circumstance other than as set forth in such writing or relate to future or successive transactions) or to insist on such compliance at any other time or on any other occasion.
8.15. No Joint Venture.  There is no intention to create a joint venture, partnership, or similar arrangement between Purchaser and Seller and any inference or implication relating thereto is hereby expressly disclaimed.
8.16. Modification and Amendment.  This Agreement may only be modified, amended, terminated, or otherwise changed pursuant to a written agreement that is executed and delivered by the Parties.

IN WITNESS WHEREOF, the Seller has executed and delivered this Agreement and the Purchaser has accepted this Agreement as of the Execution Date.
Seller:                                                                                      UPS CAPITAL BUSINESS CREDIT

By:
Name:
Title:

Purchaser:                                                                              FOOD FUNDING, LLC

By:
Name:
Title: